Imprimis Pharmaceuticals Announces Second Quarter 2017 Financial Results

San Diego, CA – August 10, 2017 — Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY), an ophthalmology-focused pharmaceutical company, today reported financial results for the second quarter 2017.

Second Quarter 2017 and Recent Financial Highlights:

●	Revenue of $6.9 million, up 40% year over year
●	Net income of $1.5 million, or $0.07 per share of common stock (basic)
●	Gross margin of 52%
●	Adjusted EBITDA loss of $(1.9) million
●	Gross ophthalmology-related revenue of $4.7 million, up over 70% year over year
●	$5.7 million gain recorded related to spin-off and deconsolidation of Eton Pharmaceuticals
●	In July, closed on a $16 million term loan with SWK Holdings and its partners, and retired previous $13M loan agreement

Mark L. Baum, CEO of Imprimis stated, “I am pleased to report that this second quarter was our first ever quarter of recorded net income. We made measurable progress in growing revenues, increasing margins and lowering our cash loss. Our expenses have stabilized and we are beginning to see returns from investments made in our production capabilities during prior periods. In our core ophthalmology business, we have continued to expand our market share and after having personally been on the road recently in Ohio, Illinois, Michigan, Wisconsin and Nevada – speaking to more than 50 of our customers – I am more confident than ever in the unique value our products bring to ophthalmologists, optometrists and their patients. Despite the traditionally slower summer months for ophthalmology, I expect positive trends of revenue growth, market share expansion, margin improvement and expense stabilization to continue for the balance of this year.”

Baum continued, “During the second quarter, we exited businesses that were no longer part of our strategic growth plan, grew our core ophthalmology business, continued to see strong and profitable results from our non-ophthalmology business and began to deliver on putting many of the drug formulation assets we own to their highest and best use. Specifically, we completed the successful spin-out of Eton Pharmaceuticals, including a $20M financing and recruiting a dynamic and experienced management team that has a history of success in the pharmaceutical industry. The success of Eton has laid the groundwork for the second of a series of planned spin-out transactions. Our team is working diligently on preparing Surface Pharmaceuticals for investor diligence, which we expect to occur within the next 12 months. I remain hopeful that the market will begin to appreciate the value that we have in Imprimis, and we believe that the increasing value of our core ophthalmology business and transactions like Eton, Surface and others will demonstrate that value.”

Recent Commercialization and Corporate Developments

●	Achieved milestone of one million patient eyes served since launch of ophthalmic portfolio in April 2014, which includes our Dropless and LessDrops formulations.
●	Imprimis customer network now stands at 1,700 ophthalmologists, surgery centers, and managed care organizations.
●	Eton Pharmaceuticals secured $20 million in gross proceeds through a Series A Financing of a private placement of preferred stock, completing the spin-out from Imprimis.

o	Imprimis holds a 27% ownership stake and has royalty interest in Eton’s pentoxifylline and synthetic corticotropin drug candidates contributed by Imprimis.

●	Two significant institutional contract wins, including a top three pharmacy benefit manager (PBM) and a national LASIK surgery provider.
●	Created a new wholly owned subsidiary, Surface Pharmaceuticals, Inc., structured similar to Eton, which will focus on ocular surface disease treatments that we intend to develop as branded drugs through the FDA’s 505(b)(2) development pathway.

ImprimisRx Pharmacy Operations

●	Imprimis’ New Jersey outsourcing facility completed its first FDA inspection.
●	Added new licenses post-FDA inspection, including Minnesota, Massachusetts and North Carolina.
●	Continue to add new offerings to our 503B portfolio.
●	Sold Imprimis Pennsylvania facility and Sinus assets for $450,000 to allow for focus on the company’s core businesses.

Financial Summary:

Selected highlights regarding operating results for the three and six months ended June 30, 2017 and for the same periods in 2016 are as follows (in thousands, except per share data):

	For the three months ended June 30, 2017	For the three months ended June 30, 2016
Total Revenues	$6,857	$4,907
Cost of Sales	(3,288)	(2,172)
Gross Profit	3,569	2,735
Selling & Marketing Expenses	(1,999)	(2,270)
General & Administrative Expenses	(4,486)	(4,397)
Research & Development Expenses	(101)	(76)
Other Income (Expense), net	4,501	(631)
Net Income (Loss)	$1,484	$(4,639)
Net Income (Loss) per Common Share, Basic	$0.07	$(0.35)

	For the six months ended June 30, 2017	For the six months ended June 30, 2016
Total Revenues	$12,954	$9,288
Cost of Sales	(6,645)	(4,421)
Gross Profit	6,309	4,867
Selling & Marketing Expenses	(4,439)	(4,170)
General & Administrative Expenses	(8,857)	(8,337)
Research & Development Expenses	(261)	(122)
Other Income (Expense), net	3,726	(1,373)
Net Loss	$(3,522)	$(9,135)
Net Loss per Common Share	$(0.18)	$(0.77)

Adjusted EBITDA

In addition to the company’s results of operations determined in accordance with U.S. generally accepted accounting principles (GAAP), which are presented and discussed above, management also utilizes adjusted EBITDA, an unaudited financial measure that is not calculated in accordance with GAAP, to evaluate the company’s financial results and performance and to plan and forecast future periods. Adjusted EBITDA is considered a “non-GAAP” financial measure within the meaning of Regulation G promulgated by the SEC. Management believes that this non-GAAP financial measure reflects an additional way of viewing aspects of the company’s operations that, when viewed with GAAP results, provides a more complete understanding of the company’s results of operations and the factors and trends affecting its business. Management believes adjusted EBITDA provides meaningful supplemental information regarding the company’s performance because (i) it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making; (ii) it excludes the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the company’s core operating performance and that may obscure trends in the company’s core operating performance; and (iii) it is used by institutional investors and the analyst community to help analyze the company’s results. However, adjusted EBITDA and any other non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Further, non-GAAP financial measures used by the company and the manner in which they are calculated may differ from the non-GAAP financial measures or the calculations of the same non-GAAP financial measures used by other companies, including the company’s competitors.

The company defines adjusted EBITDA as net income (loss) excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation, other income (expense) and, if any and when specified, other non-recurring income or expense items. The company believes that the most directly comparable GAAP financial measure to adjusted EBITDA is net loss. Adjusted EBITDA has limitations and should not be considered as an alternative to gross profit or net loss as a measure of operating performance or to net cash provided by (used in) operating, investing or financing activities as a measure of ability to meet cash needs

The following is a reconciliation of adjusted EBITDA, a non-GAAP measure to the most comparable GAAP measure, net loss, for the three months ended June 30, 2017 (in thousands):

For the three months ended June 30, 2017
Net Income	$1,484
Stock-based compensation	667
Interest expense, net	767
Taxes	(28)
Depreciation	314
Amortization of intangible assets	91
Other income, net	(5,240)
Adjusted EBITDA	$(1,945)

Conference Call and Webcast

The company’s management team will host a conference call and audio-only webcast today at 4:15 p.m. EDT (1:15 p.m. PDT) to discuss the financial results and recent developments. To participate in the call, dial (877)-407-8035 for domestic callers or (201)-689-8035 for international callers. To listen to the webcast, please visit the investor relations section of the Imprimis website at www.ImprimisRx.com. A replay of the call will be available until September 10, 2017. To access the replay, dial (877)-481-4010 domestically or (919)-882-2331 internationally and reference Conference ID: 18435. The webcast replay will be available until November 10, 2017.

About Imprimis Pharmaceuticals

Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY) is a pharmaceutical company dedicated to producing and dispensing high quality innovative medications in all 50 states. The company’s unique business model increases patient access and affordability to many critical medicines. Headquartered in San Diego, California, Imprimis owns and operates production and dispensing facilities located in California and New Jersey. For more information about Imprimis, please visit the corporate website at www.ImprimisRx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward looking statements.” Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include our ability to make commercially available our compounded formulations and technologies in a timely manner or at all; physician interest in prescribing our formulations; risks related to our compounding pharmacy operations; our ability to enter into other strategic alliances, including arrangements with pharmacies, physicians and healthcare organizations for the development and distribution of our formulations; our ability to obtain intellectual property protection for our assets; our ability to accurately estimate our expenses and cash burn, and raise additional funds when necessary; risks related to research and development activities; the projected size of the potential market for our technologies and formulations; unexpected new data, safety and technical issues; regulatory and market developments impacting compounding pharmacies, outsourcing facilities and the pharmaceutical industry; competition; and market conditions. These and additional risks and uncertainties are more fully described in Imprimis’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. Undue reliance should not be placed on forward looking statements, which speak only as of the date they are made. Except as required by law, Imprimis undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Other than drugs compounded at a registered outsourcing facility, all Imprimis compounded formulations may only be prescribed pursuant to a physician prescription for an individually identified patient consistent with federal and state laws.

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Source: Imprimis Pharmaceuticals, Inc.

Investor Contact

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858.704.4587

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